Exhibit 10.5

SALE AND PURCHASE AGREEMENT

This Sale and Purchase Agreement (this “Agreement”) is made as of December 5, 2022, by and among Tigo Energy, Inc., a Delaware corporation (the “Company”), and the Persons set forth in Schedule 1 (the “Sponsors”). The Company and the Sponsors are sometimes individually referred to herein as a “Party” and collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein have the meaning ascribed to them in that certain Agreement and Plan of Merger (the “Merger Agreement”), of even date herewith, by and among the Company, Roth CH Acquisition IV Co., a Delaware corporation, and Roth IV Merger Sub Inc., a Delaware corporation.

WHEREAS, as of immediately prior to the Closing (as defined below), the Sponsors are the registered and beneficial owners of 1,645,000 Founder Shares and 424,000 Acquiror Private Units, as set forth in Schedule 1 (collectively, the “Shares”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Sponsors desire and agree to sell the Shares to the Company, and the Company desires to purchase the Shares from the Sponsors, in exchange for the Sponsor Consideration.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Purchase of the Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), the Sponsors shall sell, transfer and assign to the Company, and the Company shall purchase from the Sponsors all of the Sponsors’ right, title, and interest in and to the Shares for the Sponsor Consideration.

2.     Closing; Payment. Subject to the terms and conditions contained in this Agreement and the Merger Agreement, the purchase and sale of the Shares contemplated hereby shall be effective immediately prior to the Effective Time (“Closing”). In full and complete consideration for the Shares, and the performance of all of the Sponsors’ obligations, covenants and releases under this Agreement, on the Effective Date, the Company shall promptly pay each of the Sponsors, their pro rata portion of the Sponsor Consideration by wire transfer of immediately available funds to an account or accounts designated in writing by the Sponsors.

3.       Representations and Warranties of Sponsors. Each Sponsor, severally and not jointly, hereby represents and warrants to the Company as follows:

(a)                The Sponsor has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to sell the Shares. This Agreement, when executed and delivered by the Sponsor, will constitute valid and binding obligations of the Sponsor, enforceable with its terms.

(b)                The Sponsor’s Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by such Sponsor, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, the Company shall own the Shares, free and clear of all Encumbrances.

(c)                Neither the execution and delivery of this Agreement nor the performance by the Sponsor of the Sponsor’s obligations hereunder will: (i) contravene any provision contained in the governing documents of the Sponsor, to the extent such Sponsor is an entity; or (ii) violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any material contract to which the Sponsor is a party, or (B) any material judgment, order, decree, statute, law, rule, or regulation or other restriction of any governmental authority, in each case to which the Sponsor is a party or by which it is bound or to which the Shares are subject.

(c)       There is no action, suit, or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or any investigation by, any governmental authority or other instrumentality or agency, pending or threatened, with respect to the Sponsor which would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

(d)                No notice to, filing with, or authorization, registration, consent, or approval of any governmental authority or other person is necessary for the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby.

(e)                No agent, broker, investment banker, financial advisor, or other firm or person is entitled to any brokerage, finder’s, financial adviser’s or other similar fees or commission for which the Company could become liable in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Sponsor.

4.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Sponsors as follows:

(a)       The Company has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to purchase the Shares. This Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with its terms.

(b)       Neither the execution and delivery of this Agreement nor the performance by the Company of the Company’s obligations hereunder will: (i) contravene any provision contained in the governing documents of the Company; or (ii) violate or result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any material contract to which the Company is a party, or (B) any material judgment, order, decree, statute, law, rule, or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which it is bound or to which the Shares are subject.

(c)       There is no action, suit, or proceeding at law or in equity by any person, or any arbitration or administrative or other proceeding, or any investigation by, any governmental authority or other instrumentality or agency, pending or threatened, with respect to the Company which would reasonably be expected to prevent or materially impede the consummation of the transactions contemplated by this Agreement.

(d)       No notice to, filing with, or authorization, registration, consent, or approval of any governmental authority or other person is necessary for the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby.

(e)       No agent, broker, investment banker, financial advisor, or other firm or person is entitled to any brokerage, finder’s, financial adviser’s or other similar fees or commission for which the Sponsors could become liable in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

5.       Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

6.       Entire Agreement; Severability. This Agreement, the Merger Agreement and that certain Note Agreement, dated as of the date hereof, by and among the Company and the Sponsors set forth the entire understanding of the Parties hereto and supersedes any prior or contemporaneous written or oral agreement or understanding with respect to the subject matter hereof. This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns and legal representatives. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

7.       Further Assurances. Each Party agrees, at the reasonable request of any other Party, at any time and from time to time after the Effective Date, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

8.        Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.        Withholding. Notwithstanding any other provision to this Agreement, the Company shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes that are required to be deducted and withheld from such amounts under the Code or any other applicable Law (as reasonably determined by the Company). The parties shall reasonably cooperate with each other in good faith to reduce or eliminate any applicable withholding and/or deduction (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding). To the extent that any amounts are so deducted and withheld, (i) such deducted and withheld amounts shall be timely remitted to the appropriate Governmental Authority and (ii) such timely remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

10.        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Company at the address set forth on the signature page of this Agreement and to the Sponsors at the addresses set forth on Schedule 1 (or to such other address that may be designated by the receiving party from time to time in accordance with this Section 10). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 10.

11.        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

12.       Governing Law; Jurisdiction. All disputes between the Parties hereto shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. Any dispute between the parties arising out of this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts of Delaware.

13.       Amendments and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.       Counterparts and Facsimiles. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement. The Parties agree that facsimile or digital signatures shall be accepted as original signatures to this Agreement.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

COMPANY:

TIGO ENERGY, INC.

By:	/s/ Zvi Alon
Name:	Zvi Alon
Title:	Chief Executive Officer

Address for Notice:

Tigo Energy, Inc.
655 Campbell Technology Parkway
Suite 150
Campbell, CA 95008
Attn:	Zvi Alon
Email:	Zvi.Alon@tigoenergy.com

with copies to (which shall not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attn:	Colin Diamond
Bryan Luchs
Laura Katherine Mann
Email:	cdiamond@whitecase.com
bryan.luchs@whitecase.com
laurakatherine.mann@whitecase.com

[Signature Page to Sale and Purchase Agreement]

IN WITNESS WHEREOF, the Sponsors have executed this Agreement as of the date first written above.

CR FINANCIAL HOLDINGS, INC.	CHLM SPONSOR LLC

By:	/s/ Gerald Mars	By:	/s/ Steven Dyer
Name:	Geralrd Mars	Name:	Steven Dyer
Title:	CFO	Title:	CEO

ROTH CAPITAL PARTNERS, LLC	HAMPSTEAD PARK CAPITAL MANAGEMENT, LLC

By:	/s/ Byron Roth	By:	/s/ Daniel Friedberg
Name:	Byron Roth	Name:	Daniel Friedberg
Title:	CEO	Title:	Managing Partner

/s/ Aaron M. Gurewitz	/s/ Nazan Akdeniz
Aaron M. Gurewitz, as Trustee of the AMG Trust established January 23, 2007	Nazan Akdeniz

/s/ Gordon Roth	/s/ Lou Ellis
Gordon Roth	Lou Ellis

/s/ Theodore Roth	/s/ John Lipman
Theodore Roth	John Lipman

/s/ Matt Day	/s/ Molly Montgomery
Matt Day	Molly Montgomery

/s/ Byron Roth	/s/ Adam Rothstein
Byron Roth	Adam Rothstein

/s/ Andrew Costa	/s/ Sam Chawla
Andrew Costa	Sam Chawla